UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2016 (April 8, 2016)

VITAMIN SHOPPE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Harmon Meadow Blvd.

Secaucus, New Jersey 07094

(Address of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2016, John Edmondson, a member of the Company’s board of directors since April 2006, notified the Company that he will not stand for re-election when his term expires at the Company’s 2016 annual meeting of stockholders, which is scheduled for June 7, 2016 (the “2016 Annual Meeting”). Mr. Edmondson’s decision not to stand for re-election is not due to any disagreement with the Company on any of the Company’s operations, policies or practices.

On April 11, 2016, Richard Perkal, a member of the Company’s board of directors since November 2002, notified the Company that he will not stand for re-election when his term expires at the Company’s 2016 Annual Meeting. Mr. Perkal’s decision not to stand for re-election is not due to any disagreement with the Company on any of the Company’s operations, policies or practices. Mr. Perkal’s decision was based upon his desire to focus on his new lower middle-market private equity vehicle, Perkal Street Partners.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAMIN SHOPPE, INC.

Date: April 12, 2016	By:	/s/ David M. Kastin
		Name:	David M. Kastin
		Title:	Senior Vice President, General Counsel and Corporate Secretary